Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Emera Incorporated pertaining to its employee common share purchase plan of our report dated February 21, 2025, with respect to the consolidated financial statements of Emera Incorporated as of and for the years ended December 31, 2024 and 2023, incorporated by reference in its Registration Statement on Form 40-F, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Halifax, Canada

May 28, 2025